UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2005

MILLENNIUM CHEMICALS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-12091 22-3436215

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

20 Wight Avenue, Suite 100, Hunt Valley, Maryland, 21030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 1, 2005, Millennium Chemicals Inc. ("Millennium") issued a press release regarding a restatement of Millennium's financial statements for prior periods, which is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 2.02. See Item 4.02 below.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 29, 2005, Millennium concluded, with the concurrence of its Board of Directors, that Millennium's financial statements for the five-year period ending December 31, 2003 and the first three quarters of 2004 should no longer be relied upon because of errors in such financial statements. Accordingly, Millennium will restate its financial statements for those periods to recognize an increase currently estimated to be $59 million in its recorded liabilities for environmental remediation to include liabilities for estimated future remediation spending that were erroneously excluded in prior periods. This increase in environmental remediation liabilities would result in a decrease in deferred tax liabilities of $21 million, and a decrease in retained earnings of $38 million, of which approximately $19 million currently is expected to relate to years prior to 1999.

Millennium's management and Board of Directors discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, the independent registered public accounting firm for Millennium.

Millennium's February 1, 2005 press release regarding this matter is filed herewith as Exhibit 99.1 and incorporated by referenced into this Item 4.02.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release

Forward Looking Statements

The statements in this filing relating to matters that are not historical facts are forward-looking statements, including, but not limited to, earnings guidance, and the information regarding the restatement of Millennium's financial statements for prior periods and the impact thereof. Forward-looking statements are subject to risks and uncertainties.  Actual results could differ materially based on factors including, but not limited to, the timing and nature of the final resolution of the accounting matters discussed in this filing. Until the restatement of Millennium's financial statements for prior periods has been completed, no assurance can be given with respect to the financial statement adjustments, the impacts resulting from such adjustments or the periods affected by such adjustments. Other factors that may affect actual results include the following: availability, cost and price volatility of raw materials and utilities; uncertainties associated with the U.S. and worldwide economies; current and potential governmental regulatory actions; terrorist acts; international political unrest; operating interruptions; legal, tax and environmental proceedings; cyclical nature of the chemical and refining industries; competitive products and pricing; industry production capacities and operating rates; supply/demand balances; risks of doing business outside of the U.S.; access to capital markets; technological developments; and other risk factors.  All of such forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Millennium Annual Report on Form 10-K for the year ended December 31, 2003, as amended, the Millennium Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, and the Millennium Annual Report on Form 10-K for the year ended December 31, 2004, which will be filed with the SEC in March 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM CHEMICALS INC.

By: /s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President, General Counsel & Secretary

Date: February 2, 2005

INDEX TO EXHIBITS

Exhibit

Number Description

99.1 Press Release